UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 2, 2006
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Unit 1 - 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2006 Most Home Real Estate Services Inc., a wholly-owned subsidiary of Most Home Corp. (the "Corporation") entered into a Master Services Agreement (the "Agreement") with Wells Fargo Bank, N.A. A copy of the Agreement will be filed with the Corporation's next periodic report on Form 10-QSB or 10-KSB.

Most Home Real Estate Services has agreed to collaborate with Wells Fargo to define and develop such customized Lead Management Services and Software for Broker/Mortgage Generated Real Estate Leads and Mortgage Sourced Leads.

Most Home will be paid on a per lead basis for the services. Well's Fargo has additionally paid a nominal upfront fee to the Corporation.

Item 8.01 Other Events

On November 3, 2006, the Corporation issued a press release announcing the execution of the Agreement. The press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Press Release dated November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: November 8, 2006	By: /s/ Michael Schutz Michael Schutz